4:

A special meeting of the fund's shareholders was held on July 17, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	34,152,718,540.11	89.928
Against	1,595,684,478.44	4.202
Abstain	2,229,268,880.72	5.870
TOTAL	37,977,671,899.27	100.00
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	33,359,879,895.48	87.841
Against	2,506,585,409.20	6.600
Abstain	2,111,206,594.59	5.559
TOTAL	37,977,671,899.27	100.00
PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	36,277,611,366.72	95.392
Withheld	1,750,060,532.55	4.608
TOTAL	37,977,671,899.27	100.00
Ralph F. Cox
Affirmative	36,182,850,121.37	95.274
Withheld	1,794,821,777.90	4.726
TOTAL	37,977,671,899.27	100.00
Phyllis Burke Davis
Affirmative	36,151,180,469.12	95.191
Withheld	1,826,491,430.15	4.809
TOTAL	37,977,671,899.27	100.00
Robert M. Gates
Affirmative	36,207,443,324.51	95.339
Withheld	1,770,228,574.76	4.661
TOTAL	37,977,671,899.27	100.00
Abigail P. Johnson
Affirmative	36,153,684,587.30	95.197
Withheld	1,823,987,311.97	4.803
TOTAL	37,977,671,899.27	100.00
Edward C. Johnson 3d
Affirmative	36,146,668,992.04	95.179
Withheld	1,831,002,907.23	4.821
TOTAL	37,977,671,899.27	100.00
Donald J. Kirk
Affirmative	36,212,215,628.07	95.351
Withheld	1,765,456,271.20	4.649
TOTAL	37,977,671,899.27	100.00
Marie L. Knowles
Affirmative	36,228,946,938.21	95.395
Withheld	1,748,724,961.06	4.605
TOTAL	37,977,671,899.27	100.00
Ned C. Lautenbach
Affirmative	36,247,557,672.80	95.444
Withheld	1,730,114,226.47	4.556
TOTAL	37,977,671,899.27	100.00
Peter S. Lynch
Affirmative	36,238,626,074.48	95.421
Withheld	1,739,045,824.79	4.579
TOTAL	37,977,671,899.27	100.00
Marvin L. Mann
Affirmative	36,208314,198.20	96.824
Withheld	1,769,357,701.07	4.659
TOTAL	37,977,671,899.27	100.00
William O. McCoy
Affirmative	36,216,504,381.47	95.371
Withheld	1,758,167,517.80	4.629
TOTAL	37,977,671,899.27	100.00
William S. Stavropoulos
Affirmative	36,124,608,895.89	95.121
Withheld	1,853,063,003.38	4.879
TOTAL	37,977,671,899.27	100.00
PROPOSAL 6
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	16,103,992.09	87.543
Against	957,507.22	5.205
Abstain	1,333,989.77	7.252
TOTAL	18,395,489.08	100.00
*Denotes trust-wide proposals and voting results.